UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of interim executive offices)	63043 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 17, 2014, SunEdison, Inc. (“SunEdison”) and TerraForm Power, Inc. ("TerraForm") issued a press release on the subject of the pricing of the initial public offering (the "IPO") of the common stock of TerraForm, a subsidiary of SunEdison. TerraForm, has priced an underwritten initial public offering of 20,065,000 shares of its Class A common stock at a price to the public of $25.00 per share. The shares will begin trading on the NASDAQ Global Select Market on July 18, 2014 under the ticker symbol “TERP.” In connection with this offering, TerraForm Power has granted the underwriters a 30-day option to purchase up to an additional 3,009,750 shares of Class A common stock at the initial public offering price. TerraForm Power will also receive gross proceeds of $65.0 million from the sale of shares of Class A common stock in connection with two concurrent private placement transactions at a price per share equal to the initial public offering price.

TerraForm Power intends to use $371.2 million of the net proceeds of this offering and the gross proceeds of $65.0 million from the private placement transactions to acquire newly-issued Class A units of TerraForm Power, LLC (“Terra LLC”). Terra LLC will use such proceeds, together with the proceeds from a new term loan facility, to repay all outstanding indebtedness (including accrued interest) under its bridge facility, to pay fees and expenses related to to the new term loan and new revolving credit facility, to repay approximately $47.0 million of project-level indebtedness and for general corporate purposes, which may include future acquisitions of solar assets from SunEdison or from unaffiliated third parties. In addition, Terra LLC will also use approximately $86.0 million of the net proceeds to pay for the acquisition of, and milestone payments relating to, certain projects included in TerraForm Power’s initial portfolio from third parties. TerraForm Power intends to use $92.8 million of the net proceeds, plus any proceeds resulting from the underwriters’ exercise of their option to purchase additional shares of Class A common stock up to $69.6 million of additional net proceeds, to purchase Class B units of Terra LLC and shares of Class B common stock held by SunEdison or its affiliates at a price equal to the initial public offering price less the underwriting discounts and commissions and structuring fee, which securities will immediately be cancelled contemporaneously with Terra LLC issuing Class A units to TerraForm Power.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued July 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	July 17, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued July 17, 2014